                                                                    EXHIBIT 99.1

                                                   AMERICASBANK CORP.
                                                   CONTACT: MARK H. ANDERS
                                                   PHONE:   443-921-0804
                                                   CONTACT: LEE W. WARNER
                                                   PHONE:   410-252-0808
                                                   WEBSITE: WWW.AMERICASBANK.COM


           AMERICASBANK CORP. REPORTS LOSS FOR FOURTH QUARTER AND YEAR


TOWSON, MD. (March 3, 2008) -- AmericasBank Corp. (Nasdaq: AMAB), the parent company of AmericasBank, today announced financial results for the three months and year ended December 31, 2007.

The Company reported a net loss for the fourth quarter of 2007 of $(2,547,000), or $(0.96) per basic and diluted common share, as compared with a net profit of $134,000, or $0.05 per basic and diluted common share for the fourth quarter of 2006.

For the year ended December 31, 2007, the Company reported a net loss of $(2,281,000) or $(0.86) per basic and diluted common share, compared with a net loss of $(431,000) or $(0.18) per basic and diluted common share for the previous year.

The provision for loan and lease losses was $2,886,000 for the three months ended December 31, 2007, compared to $98,000 in the fourth quarter of 2006. The provision for loan and lease losses was $3,230,000 for the year ended December 31, 2007, compared to $657,000 in the year ended December 31, 2006.

The allowance for loan and lease losses was 2.14% of loans and leases outstanding at December 31, 2007, compared to 1.20% at December 31, 2006.

Nonperforming assets were $2,499,000 at December 31, 2007, an increase of $1,791,000 in the fourth quarter of 2007. Nonperforming assets to total assets increased to 1.71% at December 31, 2007, from 0.71% at December 31, 2006.

The Company also reported $1,352,000 in net charge-offs during the last quarter of 2007. Net loan and leases charged-off for the year ended December 31, 2007 were $1,501,000, or 1.38% of average loans and leases for the period.

At the end of January the Company announced that it would take a $2.9 million loan loss provision to cover the partial write-down of five loans, including three loans to a related group of borrowers where the Company has uncovered evidence of possible fraud by outside parties against the Bank, and to build its allowance for loan and lease losses because of concerns about the general weakening of the residential housing market and for reserves on specific loans. At the time of this announcement, Mark H. Anders, President and CEO, commented that the Company's growth strategy had been heavily dependent on mortgage lending and the housing sector, two areas in the economy that have suffered tremendously from the sudden meltdown in the mortgage capital markets earlier in the year.

In a prepared statement, Anders commented further, "We have identified and isolated areas in our execution that need improvement and we have implemented changes to reduce our exposure on acquisition, development, and construction loans. Our timing has not been fortuitous; we find ourselves in a market where sales collapsed at a time when inventories were building quickly, resulting in price devaluation. The majority of our commercial acquisition, development, and construction loans are to individuals, local real estate investors and small builders dependent on turning over properties to generate cash flow. Many of our borrowers are changing their marketing focus, and renting properties that cannot be sold. Unfortunately, some do not have the resources to weather this downturn and are being forced to sell at a time when property values are unstable. Housing remains a vital industry, especially in central Maryland. However, housing is a leveraged industry and depends on the availability of credit to support sales activity. The sudden collapse of the mortgage capital markets was a seismic event in the banking industry and the after-shocks are still being felt. The mortgage capital markets will adjust but it will take time and it could be painful for a while," commented Anders.

The Company has provided no earnings guidance for 2008 and the Company and the Bank remain well capitalized. "It should be crystal clear to everyone at this juncture that 2008 is not going to be a good year for banks and we are no exception. Our size and rapid growth over the past two years will place an added burden on us. In 2007 we assembled a talented team of people and launched a program to expand based on traditional community banking as a business model. That continues to be our future," Anders added.

Total assets for the Company were $146,122,000 at December 31, 2007, an increase of $37,964,000 or 35.1% from $108,158,000 at December 31, 2006. Loans and leases, net of allowance, increased by $41,152,000 or 48.7% to $125,739,000 at December 31, 2007, from $84,587,000 at December 31, 2006. Total deposits were $131,588,000 at December 31, 2007, compared to $91,585,000 at December 31, 2006.

Total interest revenue for the three months ended December 31, 2007, was $2,898,000, an increase of 40.5% over interest revenues of $2,062,000 for the three months ended December 31, 2006. Net interest income for the three months ended December 31, 2007, increased 33.1% to $1,405,000, compared to the same period last year.

Total interest revenue for the year ended December 31, 2007, was $10,331,000, an increase of 61.1% over interest revenues of $6,414,000 for the year ended December 31, 2006. Net interest income for the year ended December 31, 2007, increased 51.8% to $5,155,000, compared to the same period last year.

The net interest margin on earning assets declined to 3.98% for the fourth quarter of 2007 from 4.14% for the same period in 2006. The net interest spread decreased to 3.51% in the fourth quarter of 2007 from 3.64% in the fourth quarter of 2006. The net interest margin and net interest spread for the year ended December 31, 2007 was 4.16% and 3.61%, respectively, compared to 4.02% and 3.47%, respectively, for the year ended December 31, 2006.

Noninterest revenue for the three months and year ended December 31, 2007, was $128,000 and $463,000 respectively, a 0.2% and 1.3% decrease over the same periods last year. Noninterest revenue is comprised mostly of mortgage banking gains and fees.

Noninterest expense was $1,194,000 and $4,668,000 for the three months and year ended December 31, 2007, an increase of 25.3% and 28.3% over the year-earlier periods. The increase in noninterest expense for the three month and year periods is attributable to the Company's expansion. The Company has increased its full time equivalent employees from 33 at December

31, 2006 to 46 at December 31, 2007. Most of the staff additions are related to the expansion of our community banking centers in Annapolis and Towson.

Chairman of the Board Lee W. Warner commented on other actions being taken by the Company, "Our Board, under the auspices of our Audit Committee and our Loan Committee has undertaken a comprehensive and independent review and investigation of our lending strategies and policies and the circumstances surrounding the fraud by outside parties announced earlier in January. To assist us in our review we have retained the services of a well known independent accounting firm to conduct an independent review of our lending policies and procedures. In addition, we have engaged Howe Barnes Hoefer & Arnett, a nationally recognized investment banking firm that specializes in providing advisory services to community financial institutions, to assist the Company with an assessment of our strategic alternatives. These alternatives might include raising additional capital, taking the Company private, or a possible business combination, among other strategies. The purpose of this strategic assessment is to determine a course of action most likely to generate consistent earnings, a sound and well-capitalized balance sheet, exemplary customer service, opportunities for employees, and the maximum return for shareholders. However, no assurance can be made that any transactions will result from this process."

Mr. Warner also commented, "To further enhance the effectiveness of our Board, we will be restructuring the Board. This will include a reduction in the number of existing Board Members and the addition of new talent. The existing Board members have also voluntarily suspended Board Meeting fees effective in March 2008 until an undetermined future date. The Board is reviewing management responsibilities and potential realignment of tasks in an effort to improve upon key functional areas of the Bank and to utilize management personnel more effectively. We believe that our community banking strategy is sound, but we must diversify our lending and improve core deposit generation. In 2007 we made significant investments in staff that should position us in achieving these objectives in 2008 and beyond."

ABOUT AMERICASBANK CORP.
AmericasBank Corp. is the parent company of AmericasBank, a Maryland-chartered commercial bank headquartered in Towson, Maryland. AmericasBank is dedicated to contributing to the growth and prosperity of the communities it serves, with a special focus on serving the needs of the business community and promoting home ownership. AmericasBank operates its banking center in the Towson, Maryland market under the trade name of Towson Community Bank, and the banking center in the Annapolis, Maryland market as Annapolis Community Bank.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding AmericasBank Corp.'s anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: the risk that AmericasBank Corp. may continue to incur losses; the possible loss of key personnel; the inability to successfully implement strategic initiatives; risk of changes in interest rates, deposit flows and loan demand; risk associated with having a large percentage of residential real estate loans secured by investment properties; risk of an industry concentration with respect to deposits; risk of credit losses; risks associated with residential mortgage lending, including acting as a correspondent lender; risk associated with a slowdown in the housing market or high interest rates; the allowance for loan and lease losses may not be sufficient; operational risks of the leasing companies to which AmericasBank has extended credit in connection with the lease portfolio; dependence on third party vendors; risk of possible future regulatory action as a result of past violations of the Real Estate Settlement Procedures Act; as well as changes in economic, competitive, governmental, regulatory, technological and other factors that may affect AmericasBank Corp. or AmericasBank specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. AmericasBank Corp. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the AmericasBank Corp.'s filings with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.

                     SUPPLEMENTAL FINANCIAL DATA IS ATTACHED

                        AMERICASBANK CORP. AND SUBSIDIARY
                        Unaudited Summary Financial Data

                                                   ------------------------------------   ------------------------------------
                                                   CONSOLIDATED STATEMENT OF OPERATIONS   CONSOLIDATED STATEMENT OF OPERATIONS
                                                   ------------------------------------   ------------------------------------
                                                             THREE MONTHS ENDED                 TWELVE MONTHS ENDED
                                                   ------------------------------------   ------------------------------------
                                                         12/31/2007     12/31/2006            12/31/2007      12/31/2006
                                                   ------------------------------------   ------------------------------------

INCOME STATEMENT DATA:
  Interest revenue                                       $  2,897,611   $  2,062,426          $  10,331,078   $  6,413,956
  Interest expense                                          1,492,582      1,006,550              5,176,496      3,017,798
                                                   ------------------------------------   ------------------------------------
  Net interest income                                       1,405,029      1,055,876              5,154,582      3,396,158
  Provision for loan and lease losses                       2,886,356         97,500              3,230,271        656,500
  Noninterest revenue                                         128,131        128,352                462,744        469,014
  Noninterest expenses                                      1,193,744        953,044              4,668,336      3,639,506
                                                   ------------------------------------   ------------------------------------
  Income (loss) before incomes taxes                       (2,546,940)       133,684             (2,281,281)      (430,834)
  Income taxes                                                      -              -                      -              -
                                                   ------------------------------------   ------------------------------------
  Net income (loss)                                      $ (2,546,940   $    133,684          $  (2,281,281   $   (430,834)
                                                   ====================================   ====================================

PER SHARE AND SHARES OUTSTANDING DATA:
  Basic and diluted net income (loss) per common share   $      (0.96)  $       0.05          $       (0.86)  $      (0.18)
  Average shares outstanding, basic and diluted             2,654,202      2,654,202              2,654,202      2,338,003

PERFORMANCE RATIOS:
  Return on average assets                                      (7.10)%         0.51%                 (1.81)%        (0.49)%
  Return on average equity                                     (65.26)%         3.93%                (14.21)%        (3.16)%
  Net interest margin                                            3.98%          4.14%                  4.16%          4.02%


                        AMERICASBANK CORP. AND SUBSIDIARY
                        Unaudited Summary Financial Data

                                                                     COMPARATIVE SUMMARY FINANCIAL DATA BY QUARTER
                                                                                    QUARTER ENDED
                                                 --------------------------------------------------------------------------------
                                                   12/31/2007      9/30/2007         6/30/2007         3/31/2007       12/31/2006
                                                 --------------------------------------------------------------------------------
Income Statement Data:
  Interest revenue                               $   2,897,611  $   2,784,139      $   2,481,771     $   2,167,557  $   2,062,426
  Interest expense                                   1,492,582      1,404,602          1,235,241         1,044,071      1,006,550
                                                 --------------------------------------------------------------------------------
  Net interest income                                1,405,029      1,379,537          1,246,530         1,123,486      1,055,876
  Provision for loan and lease losses                2,886,356        126,500             59,415           158,000         97,500
  Noninterest revenue                                  128,131        103,626            139,099            91,888        128,352
  Noninterest expenses                               1,193,744      1,333,411          1,203,168           938,013        953,044
                                                 --------------------------------------------------------------------------------
  Income (loss) before incomes taxes                (2,546,940)        23,252            123,046           119,361        133,684
  Income taxes                                               -              -                  -                 -              -
                                                 --------------------------------------------------------------------------------
  Net income (loss)                              $  (2,546,940  $      23,252      $     123,046     $     119,361  $     133,684
                                                 ================================================================================

PER SHARE AND SHARES OUTSTANDING DATA:
  Basic and diluted net income (loss) per
     common share                                $       (0.96) $        0.01      $        0.05     $        0.04  $        0.05
  Tangible book value per common share           $        5.05  $        6.10      $        6.06     $        6.00  $        5.94
  Average shares outstanding, basic and diluted      2,654,202      2,654,202          2,654,202         2,654,202      2,654,202

BALANCE SHEET DATA:
  Total assets                                   $ 146,121,693  $ 137,123,484      $ 142,393,571     $ 113,838,480  $ 108,158,098
  Total loans, net                                 125,738,589    120,567,905        106,335,050        96,116,533     84,586,933
  Total deposits                                   131,588,004    119,884,757        125,219,231        97,130,397     91,584,537
  Stockholders' equity                           $  13,622,838  $  16,394,053      $  16,312,565     $  16,154,352  $  15,992,396

PERFORMANCE RATIOS:
  Net interest margin                                     3.98%          4.19%              4.22%             4.31%          4.14%

ASSET QUALITY RATIOS:
  Allowance to period-end loans                           2.14%          1.00%              1.03%             1.21%          1.20%
  Non-performing loans to allowance for loan and
     lease losses                                        90.72%         58.01%             70.61%            52.72%         75.08%
  Non-performing assets to total assets                   1.71%          0.52%              0.55%             0.55%          0.71%
  Net chargeoffs (recoveries) to average loans            1.07%          0.02%              0.13%                -              -

CAPITAL RATIOS:
  Total risk-based capital ratio                         11.56%         14.04%             15.17%            17.30%         21.63%
  Tier I risk-based capital ratio                        10.30%         13.03%             14.16%            16.07%         20.38%
  Tier I leverage capital ratio                           9.26%         12.14%             13.30%            14.73%         15.21%